SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported): July 24, 2002


                               COMDIAL CORPORATION
          -------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Delaware                       0-9023                    94-2443673
-----------------------------       -----------              ------------------
 (State or other jurisdiction       (Commission                (IRS Employer
      of incorporation)             File Number)             Identification No.)

       106 Cattlemen Road
      Sarasota, Florida 34232                                     34232
     --------------------------                                   -----
(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code:          (941) 922-3800


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Item 5.  Other Events.

      Comdial Corporation's (the "Company") Common Stock is quoted on the Nasdaq SmallCap Market ("Nasdaq") under the symbol "CMDL." In order for the Company's Common Stock to continue to be quoted on Nasdaq, the Company must satisfy various listing maintenance standards established by Nasdaq and comply with certain Nasdaq Marketplace Rules.

      On July 24, 2002, the Company received a Staff Determination Letter from Nasdaq regarding its listing on the SmallCap Market. The letter provided that the Company did not comply with the shareholder approval requirements set forth in Nasdaq Marketplace Rules 4350(i)(1)(D)(ii) and 4350(i)(1)(A) as a result of its failure to obtain shareholder approval prior to the previously announced bridge financing by ComVest Venture Partners, LP and Nickolas A. Branica, the Company's chief executive officer and director.

      The Company submitted a written response to the Staff Determination Letter on July 31, 2002 and requested a hearing before a Nasdaq Listing Qualifications Panel. As previously reported, in February 2002, the Company received a notice from Nasdaq regarding its listing on the SmallCap Market. The notice provided that the Company's Common Stock failed to maintain Nasdaq's minimum bid price closing requirement of $1.00 per share as required by applicable Nasdaq Marketplace Rule 4310(c)(4). The Company was provided a 180 calendar day "grace period" to regain compliance with the minimum bid price requirement, which period expires on August 26, 2002. In addition, the Company is not in compliance with Nasdaq Marketplace Rule 4350(d)(2)(A) because the Company's audit committee is not comprised solely of independent directors.

      There can be no assurance the Panel will grant the Company's request for continued listing, or that if the Panel does, there is no assurance that the Company will not be delisted after the grace period expires on August 26, 2002. In the event of a delisting, the Common Stock may be eligible to be traded on the NASD's OTC-BB provided that the Company is current in its filings under the Securities Exchange Act of 1934 at such time.

      Item 1. Financial Statements, Pro Forma Financial Information and Exhibits

      (a)     Financial Statements.

              Not applicable.

      (b)     Pro Forma Financial Information.

              Not applicable.

      (c)     Exhibits


EXHIBIT                              DESCRIPTION

99.1                                 Press Release dated July 30, 2002.



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


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          COMDIAL CORPORATION


                                          By:  /s/ Paul K. Suijk
                                               ------------------------------
                                                   Paul K. Suijk
                                                   Senior Vice President
                                                    and Chief Financial Officer
Dated:  August 1, 2002